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Exhibit 99.1

CITIGROUP REPORTS FOURTH QUARTER NET INCOME OF $6.93 BILLION
FOURTH QUARTER EPS OF $1.37

INCOME FROM CONTINUING OPERATIONS OF $4.97 BILLION
EPS FROM CONTINUING OPERATIONS OF $0.98

REVENUES OF $20.78 BILLION

SHARE REPURCHASES OF $4.4 BILLION

        New York, NY, January 20, 2006—Citigroup Inc. (NYSE:C) today reported net income for the fourth quarter of 2005 of $6.93 billion, or $1.37 per share. Return on common equity was 25.0%. Net income includes a $2.1 billion after-tax gain on the sale of asset management, which closed in the fourth quarter.

        Income from continuing operations was $4.97 billion, or $0.98 per share.

	Fourth Quarter Net Income
				Full Year Net Income
Citigroup Segment Results (In Millions of Dollars)			% Change			% Change
	2005	2004		2005	2004
Global Consumer	$2,434	$3,145	(23)%	$10,897	$11,987	(9)%
Corporate and Investment Banking	2,047	1,687	21	6,895	2,042	NM
Global Wealth Management	297	101	NM	1,244	1,209	3
Alternative Investments	351	340	3	1,437	768	87
Corporate/Other	(157)	(125)	(26)	(667)	48	NM

Results from Continuing Operations	$4,972	$5,148	(3)%	$19,806	$16,054	23%

Discontinued Operations(1)(2)	2,009	173	NM	4,832	992	NM
Cumulative Effect of Accounting Change(3)	(49)	—	NM	(49)	—	NM

Total Citigroup	$6,932	$5,321	30%	$24,589	$17,046	44%

(1)
Fourth quarter income from Discontinued Operations includes the results of substantially all of asset management, which was sold on December 1, 2005, generating a $2.1 billion after-tax gain.

(2)
Full year income from Discontinued Operations includes the results of substantially all of life insurance and annuities, which was sold on July 1, 2005, generating a $2.1 billion after-tax gain, and substantially all of asset management, as discussed in footnote (1) above.

(3)
Due to adoption of FIN 47, which requires current recognition of certain estimated future lease termination costs.

        "Our results for the fourth quarter reflect the benefit of strong customer volume growth, which drove double-digit revenue increases in several franchises, including 13% growth in our international revenues. Although a change in law drove a significant spike in consumer bankruptcies during the quarter, underlying credit conditions throughout our businesses remained favorable. The positive impact of these trends was partially offset by a challenging interest rate environment and competitive pricing conditions globally. Our results also include a $600 million pre-tax release of WorldCom/Research litigation reserves, which reflects our continued progress in favorably resolving these matters," said Charles Prince, Chief Executive Officer of Citigroup.

        "During the quarter, we took several actions to strengthen our leading franchises. We continued to expand our distribution network to reach more customers globally by opening 207 new retail bank and consumer finance branches, and adding automated loan machines in Japan. We also completed the Legg Mason transaction, which brought more than 1,200 additional financial advisors and 124 branches to Smith Barney. In Japan, our capital allocation process led to the decision to sell a portion of our ownership in Nikko Cordial and to increase our investment in our successful joint venture, Nikko Citigroup Ltd. In China, we expanded our relationship with Shanghai Pudong Development Bank, where we reached agreement to increase our ownership to 19.9%, and broaden our business relationship beyond the success of our credit card joint venture," continued Prince.

        "As we move in to 2006, we see significant opportunities to grow our franchises. We are already increasing the pace of our distribution expansion and working to provide our customers with a more integrated set of products and services, yet a more simplified experience," said Prince.

FOURTH QUARTER SUMMARY—CONTINUING OPERATIONS

  •
  Consumer volumes and net interest margins.  U.S. consumer loans grew 7%, reflecting loan growth in consumer lending and retail distribution of 17% and 7%, respectively, which was partially offset by a decline in cards average receivables. Commercial business core loans increased 20%. The benefit of higher loan volumes in U.S. consumer was partially offset by a flatter yield curve and a competitive pricing environment.

    In the international consumer franchise, cards average loans grew 15%, and branch expansion drove a 7% increase in consumer finance loans outside of Japan. International retail banking deposits increased 5% and investment products sales and AUMs grew 28% and 19%, respectively. Net interest margins in international consumer expanded due to pricing actions and marketing initiatives.

  •
  Continued momentum in capital markets driven businesses.  In capital markets and banking, continued franchise momentum resulted in a 39% increase in equity markets revenues and a #1 rank in global equity and equity-linked underwriting for 2005. Increased merger and acquisition activity drove record advisory revenues, up 25%, and reflected a #2 rank in completed global M&A for 2005. An expanding customer base in transaction services contributed to growth in liability balances and assets under custody of 12% and 9%, respectively. Smith Barney continued to focus on advisory-based relationships, which was reflected in 19% growth in fee-based and net interest revenues.

  •
  Expanding distribution.  During the fourth quarter and the full year, continued investment spending led to significant expansion of our physical branch distribution network.

	Distribution Points Opened or Acquired
	United States		International		Total
	4Q	2005	4Q	2005	4Q	2005
Retail bank branches	12	130	88	183	100	313
Consumer finance branches	10	27	97	319	107	346
Automated Loan Machines (Japan)	—	—	28	170	28	170
Smith Barney	124	125	—	—	124	125

Total	146	282	213	672	359	954

    Citibank international branch openings or acquisitions for the full year included 68 in Mexico, 36 in the Philippines, 16 in Brazil, and 15 in Russia. CitiFinancial international branch openings included 78 in Mexico, 73 in India, 28 in Korea, and 23 in both Brazil and Poland.

  •
  Favorable credit environment despite spike in consumer bankruptcy filings.  Excluding the impact of increased consumer bankruptcy filings, the consumer net credit loss ratio declined to 1.58%. In the Corporate and Investment Bank, cash-basis loans as a percent of total corporate loans declined 92 basis points to 0.76%.

  •
  Operating Expenses.  Expenses increased 1%. Approximately 3 percentage points of the increase was due to organic business growth and 4% was due to acquisitions and investment spending, which were offset by a 6% expense decline due to lower reserve charges and the absence of a prior-year period insurance settlement.

  •
  Summary of Highlighted Items.  During the quarter, the following charges and benefits were recorded in continuing operations:

(In Millions of Dollars)	After-Tax Impact on Fourth Quarter Income from Continuing Operations	Business
Release of WorldCom/Research litigation reserves(a)	$375	CIB
Gain on sale of Nikko Cordial stock	248	Japan CIB
Gain on sale of card merchant acquiring business	57	EMEA Cards
Charge to conform accounting practice for customer rewards	(354)	U.S. Cards/Retail Distrib.
Impact on revenues and net credit losses(b) from increased consumer bankruptcy filings due to new legislation	(252)	U.S. Consumer
Increased reserve for previously disclosed legal matters	(97)	CIB

(a)
Reserves were established in May 2004, and include Enron and IPO-related matters.

(b)
Excludes changes to loan loss reserves.

APPENDIX

GLOBAL CONSUMER GROUP

				Fourth Quarter Net Income
	Fourth Quarter Revenues
			% Change			% Change
(In Millions of Dollars)	2005	2004		2005	2004
U.S. Cards	$2,725	$3,506	(22)%	$444	$1,101	(60)%
U.S. Retail Distribution	2,359	2,359	—	391	524	(25)
U.S. Consumer Lending	1,388	1,251	11	458	345	33
U.S. Commercial Business	481	581	(17)	121	155	(22)

Total U.S. Consumer	$6,953	$7,697	(10)%	$1,414	$2,125	(33)%
International Cards	$1,360	$1,140	19%	$357	$342	4%
International Consumer Finance	958	958	—	174	147	18
International Retail Banking	2,552	2,349	9	565	585	(3)

Total International Consumer	$4,870	$4,447	10%	$1,096	$1,074	2%
Other	(24)	7	NM	(76)	(54)	(41)

Global Consumer	$11,799	$12,151	(3)%	$2,434	$3,145	(23)%

  •
  U.S. Cards

  —
  Revenues declined, reflecting a $545 million pre-tax charge to conform accounting practice for customer rewards. Excluding the $545 million charge, revenues declined 7%, as the benefit of a 9% increase in purchase sales was more than offset by higher payment rates and continued net interest margin compression. Revenues also reflect the negative impact of an increase in consumer bankruptcy filings due to new legislation, which resulted in approximately $120 million pre-tax of reduced interest and fee revenue.

  —
  Credit costs include the impact of increased consumer bankruptcy filings due to new legislation, which added approximately $180 million pre-tax to held net credit losses, which was offset by a $200 million pre-tax loan loss reserve release. Credit costs increased significantly versus the prior year due to the absence of a $420 million pre-tax release of loan loss reserves in the prior-year period. Excluding the impact of increased bankruptcies, credit conditions remained stable during the quarter.

  —
  On a managed basis, net credit losses due to new bankruptcy legislation were approximately $600 million pre-tax.

  •
  U.S. Retail Distribution

  —
  Revenues were even with the prior year period as 4% deposit growth and 7% loan growth were offset by continued net interest margin compression. Revenues include a $20 million pre-tax charge to conform accounting practice for customer rewards.

  —
  Credit costs reflect an increase in consumer bankruptcy filings due to new legislation, which resulted in approximately $93 million pre-tax of additional net credit losses and a $42 million pre-tax charge to increase loan loss reserves. Excluding the impact of increased bankruptcy filings, credit conditions remained favorable.

  —
  Net income decline also reflects the absence of tax benefits recorded in the prior-year period.

  •
  U.S. Consumer Lending

  —
  Revenues and net income growth reflected 17% growth in average loans and improved net mortgage servicing revenues, which were partially offset by continued net interest margin compression.

  —
  Originations increased 22%, reflecting strong volume growth across all loan products.

  —
  Credit conditions remained favorable, leading to a decline in net credit loss ratios.

  •
  U.S. Commercial Business

  —
  Revenues and net income reflected growth in core loan and deposit balances, up 20% and 27%, respectively, which was more than offset by net interest spread compression and the impact of portfolio divestitures during 2005.

  —
  Credit costs declined, reflecting the continued favorable credit environment.

  •
  International Cards

  —
  Revenue and pre-tax income growth, up 19% and 20% respectively, reflected a 15% increase in average loans, with strong organic loan growth in Mexico, Asia and Latin America, and net interest margin expansion. Taxes increased due to the absence of tax benefits recorded in the prior-year period.

  —
  Results included an $89 million pre-tax gain on the sale of European Card Acceptance, a merchant acquiring business in EMEA, and the absence of a $42 million pre-tax gain on the sale of Orbitall recorded in the prior-year period in Latin America.

  —
  Higher credit costs reflected portfolio growth and target market expansion.

  •
  International Consumer Finance

  —
  In Japan, income growth was primarily driven by lower expenses and reduced credit costs. During the quarter, 28 new automated loan machines (ALMs) were added. During 2005, the repositioning of the business continued as 170 ALMs were added and 80 branches were closed.

  —
  Outside of Japan, revenues and net income increased 14% and 1%, respectively, as the benefit of growth in loan balances was partially offset by increased investment spending. During the quarter, 97 new branches were opened outside of Japan.

  —
  Average loans decreased 3%, reflecting a decline in Japan of 14% and growth outside of Japan of 7%.

  —
  Credit conditions remained favorable, leading to a 34 basis point decline in the NCL ratio to 5.62%.

  •
  International Retail Banking

  —
  Revenue growth reflected a 5% increase in deposits and 28% growth in sales of investment products. Loan balances were even with the prior-year period, as a decline in EMEA due to loan write-offs in the third quarter 2005 offset growth in other regions.

  —
  Expenses included continued investment spending, with 88 new branch openings during the quarter, and increased marketing and advertising.

  —
  Net credit losses increased, primarily due to the impact of standardizing the loan write-off policy in EMEA in the third quarter 2005, and portfolio growth in Mexico.

CORPORATE AND INVESTMENT BANKING

	Fourth Quarter Revenues			Fourth Quarter Net Income
			% Change			% Change
(In Millions of Dollars)	2005	2004		2005	2004
Capital Markets and Banking	$4,919	$4,347	13%	$1,421	$1,257	13%
Transaction Services	1,317	1,104	19	275	262	5
Other(1)	—	14	(100)	351	168	NM

Corporate and Investment Banking	$6,236	$5,465	14%	$2,047	$1,687	21%

(1)
Includes a $600 million pre-tax, $375 million after-tax, release of WorldCom/Research litigation reserves.

•
Capital Markets and Banking

—
Fixed income markets revenues decreased 9%, reflecting lower results in commodities and structured corporate finance.

—
Equity markets revenues increased 39%, driven by improved performance and growth in cash trading, derivatives, and structured products.

—
Investment banking revenues increased 3%, as record advisory revenues, up 25%, were offset by a decline in debt and equity underwriting.

—
Lending revenues increased 31%, driven by hedging gains in credit derivatives.

—
Results include a $386 million pre-tax gain on the sale of Nikko Cordial shares, and a $160 million pre-tax charge to increase reserves for previously disclosed legal matters.

—
Credit costs increased $105 million, due to a $79 million pre-tax charge to increase loan loss reserves and the absence of a $131 million pre-tax loan loss reserve release recorded in the fourth quarter of 2004, partially offset by increased credit recoveries. The increase in loan loss reserves reflected growth in unfunded commitments and direct outstandings.

  •
  Transaction Services

  —
  Record revenues, up 19%, were driven by higher customer volumes, reflecting increased liability balances held on behalf of customers, up 12%, assets under custody, up 9%, and the positive impact of rising short-term interest rates.

  —
  Expenses increased 18%, primarily due to the impact of new acquisitions, investment in organic growth opportunities and an increase in new business volumes.

  —
  Credit costs increased $43 million, reflecting the absence of a $19 million pre-tax loan loss reserve release recorded in the fourth quarter of 2004.

GLOBAL WEALTH MANAGEMENT

	Fourth Quarter Revenues			Fourth Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Smith Barney	$1,781	$1,643	8%	$208	$230	(10)%
Private Bank	456	484	(6)	89	(129)	NM

Global Wealth Management	$2,237	$2,127	5%	$297	$101	NM

  •
  Smith Barney

  —
  A 19% increase in fee-based revenues was partially offset by a 4% decline in transactional revenues.

  —
  Assets under fee-based management increased 34% to $321 billion, reflecting organic growth and the addition of Legg Mason. Net flows were $4 billion for the quarter and $28 billion for the full year 2005.

  —
  The pre-tax margin of 19% declined, reflecting integration costs of the Legg Mason retail brokerage business and increased compensation and compliance expenses.

  •
  The Private Bank

  —
  Revenues and expenses declined, primarily due to the absence of the Japan business, which ceased business operations at the end of September 2005. Net income in the prior year period included a $400 million pre-tax charge for costs related to closing the Japan business.

  —
  Excluding Japan, revenues declined 1%, as client business volumes rose 8% to $226 billion, led by 14% growth in the U.S., which was offset by net interest margin compression.

  —
  Excluding Japan, income declined 28%, reflecting higher costs of front office sales and support, higher credit costs, and the absence of tax benefits recorded in the prior-year period.

ALTERNATIVE INVESTMENTS

	Fourth Quarter Revenues			Fourth Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Alternative Investments	$732	$670	9%	$351	$340	3%

  •
  Alternative Investments

  —
  Revenues and net income growth was driven by increased realized gains on proprietary investments and fees on client-managed funds, partially offset by lower results in private equity.

CORPORATE/OTHER

        Corporate/Other results declined to a loss of $157 million, reflecting higher costs at the corporate level, partially offset by improved treasury results.

DISCONTINUED OPERATIONS

	Fourth Quarter Net Income
			% Change
	2005	2004
	(In Millions of Dollars)
Asset Management	$2,009	$173	NM

INTERNATIONAL OPERATIONS(1)

	Fourth Quarter Revenues			Fourth Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Global Consumer	$1,219	$1,007	21%	$276	$267	3%
Corporate and Investment Banking	212	230	(8)	114	183	(38)
Global Wealth Management	32	31	3	9	11	(18)

Mexico	$1,463	$1,268	15%	$399	$461	(13)%
Global Consumer	$1,426	$1,251	14%	$282	$224	26%
Corporate and Investment Banking	1,646	1,531	8	248	85	NM
Global Wealth Management	74	71	4	(2)	(2)	NM

Europe, Middle East and Africa (EMEA)	$3,146	$2,853	10%	$528	$307	72%
Global Consumer	$800	$841	(5%)	$174	$163	7%
Corporate and Investment Banking	646	160	NM	338	63	NM
Global Wealth Management	—	26	NM	—	(253)	NM

Japan	$1,446	$1,027	41%	$512	$(27)	NM
Global Consumer	$1,132	$1,046	8%	$323	$328	(2)%
Corporate and Investment Banking	1,017	958	6	295	352	(16)
Global Wealth Management	103	97	6	24	23	4

Asia (excluding Japan)	$2,252	$2,101	7%	$642	$703	(9)%
Global Consumer	$293	$302	(3%)	$41	$92	(55)%
Corporate and Investment Banking	351	335	5	94	197	(52)
Global Wealth Management	47	59	(20)	1	12	(92)

Latin America	$691	$696	(1)%	$136	$301	(55)%

Total International	$8,998	$7,945	13%	$2,217	1,745	27%

(1)
International results for the quarter are fully reflected in the product disclosures.

•
Mexico

—
Consumer revenues and net income growth reflected increased retail banking deposits and loans, each up 16%, and growth in cards average receivables of 63%. Results included an increase in credit costs due to portfolio growth and target market expansion. Credit conditions remained stable.

—
Corporate and Investment Banking revenues and net income declined as increased corporate customer activity was offset by the impact of a flat yield curve and increased credit costs. Credit costs increased, primarily due to the absence of a $75 million pre-tax loan loss reserve release recorded in the prior-year period. Credit conditions remained favorable.

•
Europe, Middle East and Africa

—
Consumer results reflect a decline in customer loan balances, primarily reflecting the write-off of retail banking loans in the third quarter 2005, which was partially offset by the benefit of increased retail banking deposits, improvement in net interest margin, and a decline in expenses. Results also include a $57 million after-tax gain on the sale of a card merchant acquiring business.

—
Corporate and Investment Banking revenue and income growth was driven by increased customer activity across equity markets, investment banking, and lending and record revenues in transaction services. Net income growth also reflects lower expenses.

  •
  Japan

  —
  Consumer income increased primarily due to reduced expenses and lower credit costs in consumer finance. Retail banking income declined as revenue growth was offset by increased costs related to the integration of former private bank clients and continued implementation of expanded control and compliance procedures.

  —
  Corporate and Investment Banking revenues and income increased sharply due to strong growth in equity markets, distressed debt, and transaction services, and a $248 million after-tax gain on the sale of Nikko Cordial shares.

  •
  Asia

  —
  Consumer results reflected the benefit of increased customer volumes, which were partially offset by continued net interest margin compression in cards and retail banking, and increased expenses related to branch openings. Cards and consumer finance average receivables grew 8% and 57%, respectively. Results also reflect the negative impact of the labor negotiations in Korea.

  —
  Corporate and Investment Banking revenues reflect double-digit revenue growth in equity markets, investment banking, lending and transaction services, which was partially offset by a decline in fixed income markets. Net income declined as higher business volumes led to increased expenses. Credit conditions remained favorable.

  •
  Latin America

  —
  Consumer results included double-digit receivables growth in cards, consumer finance, and retail banking. Revenues and net income declined due to net interest margin compression, increased expenses due to the Credicard integration and branch expansion, and the absence of a $42 million pre-tax gain on the sale of Orbitall recorded in the prior-year period. Credit conditions remained favorable.

  —
  Corporate and Investment Banking results reflect double-digit revenue growth in fixed income markets and transaction services, which were more than offset by lower lending revenues, due to net interest margin compression and higher credit costs. Credit costs increased due to the absence of a $75 million pre-tax loan loss reserve release in the fourth quarter 2004. Credit conditions remained favorable.

Reformatted Global Consumer Group Disclosure

        Attached, please find a description of the reformatted Global Consumer Group financial disclosure.

        Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com

        Additional financial, statistical and business-related information, as well as business and segment trends, is included in a Financial Supplement. Both the earnings release and the Financial Supplement are available on Citigroup's website at www.citigroup.com.

        Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Contacts:
Press:	Leah Johnson (212) 559-9446	Equity Investors:	Arthur Tildesley (212) 559-2718
	Shannon Bell (212) 793-6206	Fixed Income Investors:	John Randel (212) 559-5091

Reformatted Global Consumer Group Disclosure

        In September 2005, Citigroup announced the reorganization of the Global Consumer Group. Specifically, North America Cards, Consumer Finance and Retail Banking have been reorganized into U.S. Cards, Retail Distribution, Consumer Lending and Commercial Business. In addition, Mexico consumer results, which were previously recorded in North America, are now recorded in International.

        The attached fourth quarter 2005 earnings press release presents the results of the Global Consumer Group under the new organization structure.

        Below is a summary description of each of the reorganized U.S. Consumer businesses.

U.S. Cards

        The U.S. Cards business has effectively remained the same; however as referenced above, Mexico results are now reported in International Cards. Further, the U.S. Cards income statement presents all information on a GAAP basis, and therefore no longer reflects adjustments to Total Revenues and Net Credit Losses related to securitization activities. Performance metrics for the entire credit card portfolio, both held and securitized, are included under "Key Indicators—Managed Basis."

U.S. Retail Distribution

        The U.S. Retail Distribution business is comprised of Citibank branches, CitiFinancial branches and Primerica Financial Services. Citibank branches provide personal and small business banking products and services; CitiFinancial branches provide consumer loan products and services; and Primerica Financial Services provides financial products and services through independent agents.

U.S. Consumer Lending

        U.S. Consumer Lending provides consumer loans through various distribution channels. Loan products are grouped into three categories:

  •
  Real Estate Lending—Provides mortgage and home equity lending. Loans are originated directly with consumers via the telephone, internet, Smith Barney, Citibank branches and Primerica agents, and indirectly through mortgage brokers, banks and mortgage companies.

  •
  Student Loans—Provides educational loans to students. Loans are typically sourced through financial aid offices at educational institutions. Also provides government loan origination and servicing capabilities to student loan providers, including academic and financial institutions.

  •
  Auto—Provides automobile financing through franchised and independent auto dealers, auto manufacturers, and the internet.

U.S. Commercial Business

        U.S. Commercial Business provides leasing, banking and real estate products and services to small and medium-sized enterprises across a broad range of industries. Commercial Business has effectively remained the same. Results for Commercial Business were previously reported as a separate line in North America Retail Banking.

Mapping From Old Disclosure to New Disclosure

        Attached is a diagram mapping old disclosure to the new disclosure for the Global Consumer Group.

        Please do not hesitate to contact Citigroup Investor Relations if you have any questions at (212) 559-2718. Thank you.

Global Consumer Group

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FOURTH QUARTER SUMMARY—CONTINUING OPERATIONS
APPENDIX